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                                                                   EXHIBIT 10.22

                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                      UNIVERSITY OF CALIFORNIA, LOS ANGELES
                             AGREEMENT NO. 01124242


        This Agreement is entered into this August 22, 2001, by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, on behalf of its Los Angeles Campus, hereinafter called "University," and NORTHWEST BIOTHERAPEUTICS, INC., hereinafter called "Sponsor."

1.      Statement of Work

        Work under this Agreement will commence on the date hereof and be performed by the University on a best effort basis in accordance with the statement of work attached as Exhibit A hereof ("Work").

2.      Deliverables

        A final technical report to Sponsor upon conclusion of work performed hereunder will be the only deliverable under this Agreement unless additional deliverables are set forth in Exhibit B hereof.

3.      Performance Period

        Work under this Agreement will be performed during the period of July 1, 2001 through June 30, 2002 ("Performance Period") unless earlier terminated pursuant to Article 15.

4.      Cost to Sponsor

        The cost to Sponsor for University's performance hereunder will be $50,000 direct costs plus $26,500 indirect costs for a total of $76,500.

5.      Payment

        Payments will be made to University by Sponsor in accordance with Exhibit C hereof. Checks will be made payable to The Regents of the University of California, reference Agreement No. 01124242, and will be sent to:

               UCLA Remittance Center
               10920 Wilshire Blvd., Ste. 107
               Los Angeles, CA 90024

6.      Principal Investigator

        University's performance hereunder will be under the direction of Dr. Linda Liau, Principal Investigator. In the event that the Principal Investigator becomes unable or

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        unwilling to continue work under this Agreement and an alternate
        Principal Investigator is (i) not agreeable to Sponsor, or (ii) has not been designated within thirty (30) days after Dr. Liau ceases her services hereunder, Sponsor will have the option to terminate this Agreement in accordance with Article 15 hereof.

7.      Rights in Data

        University will have the right to copyright, publish (subject to Article
        12), disclose, disseminate and use, in whole and in part, any data and information developed or received by University under this Agreement that is not subject to the Confidentiality obligations of Article 11 hereof. Sponsor will have the right to publish and use any technical reports and information specified to be delivered hereunder. It is agreed, however, that under no circumstances will Sponsor state or imply in any publication or other published announcement that University has tested or approved any product.

8.      Supplies and Equipment

        In the event that University purchases supplies or equipment hereunder, title to such supplies and equipment will vest in University.

9.      Patents and Inventions

        Inventorship of developments or discoveries first conceived and actually reduced to practice in the performance this Agreement ("Subject Inventions") will be determined in accordance with U.S. Patent Law and this Agreement. Except as stated below, all rights to Subject Inventions made solely by employees of University will belong solely to University and all rights to Subject Inventions made solely by employees of Sponsor will belong solely to Sponsor. All rights to Subject Inventions made jointly by employees of University and employees of Sponsor and any developments or discoveries conceived and actually reduced to practice as part of the Investigational New Drug work described in Exhibit A, Paragraph 2A and 2B, will belong jointly to University and Sponsor. To the extent that Sponsor pays all direct and indirect costs set forth in
        Article 4 above, and to the extent that the University is legally able, Sponsor will be granted a time-limited first right to negotiate an option or license under University's rights in any Subject Invention that belongs either solely to University or jointly to University and Sponsor. With respect to filing patents where University and Sponsor are co-inventors, University is obligated to file such patent application upon Sponsors request and will allow Sponsor the opportunity, if it so elects, to review and have right to make reasonable changes to all documents prior to filing.

        University will promptly disclose to Sponsor any Subject Inventions. Sponsor will hold such disclosure on a confidential basis and will not disclose the information to any third party without consent of University. Sponsor will advise the University in writing within sixty
        (60) days of such disclosure to Sponsor whether or not it wishes to secure an option or commercial license ("Election Period"). Sponsor will have ninety (90) days from the date of election to conclude an option or license agreement with University ("Negotiation


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        Period"). Said license will contain reasonable terms, will require diligent performance by Sponsor for the timely commercial development and early marketing of Subject Inventions, and include Sponsor's obligation to reimburse University's patent costs for all Subject Inventions subject to the license. In the event it is necessary in the opinion of University to file any patent applications to protect a Subject Invention during the Election or Negotiation Periods, University will promptly notify Sponsor in writing of such decision and Sponsor will reimburse patent costs incurred by University during such period. If such option or license is not concluded within the Negotiation Period, neither party will have any further obligations to the other with respect to such Subject Invention. If Sponsor does not elect to secure such option or license, rights to such Subject Invention will be disposed of in accordance with University's policies, with no further obligation to Sponsor with respect to such Subject Invention.

        Nothing contained in this Agreement shall be deemed to grant either directly or by implication, estoppel, or otherwise, any rights under any patents, patent applications or other proprietary interests, whether dominant or subordinate, or any other invention, discovery or improvement of either party, other than the specific rights covering Subject Inventions under this Agreement.

10.     Copyright

        Copyright in works, including computer software, created or fixed in a tangible medium of expression by University under this Agreement will vest in University. At Sponsor's request and to the extent that University has the legal right to do so, University will grant to Sponsor a license to such works on reasonable terms and conditions, including reasonable royalties, as the parties mutually agree in a separate writing.

11.     Confidentiality

        During the Performance Period, Sponsor may provide University with certain information or material, including oral disclosure of information which will be reduced to writing within thirty (30) days, which Sponsor has marked as "Confidential." Except as required by law, University will receive and hold such information in confidence and agrees to use reasonable effort to prevent its disclosure to third parties. This obligation will continue in effect for three (3) years after expiration or termination of the Agreement.

        University will not consider information disclosed to it by Sponsor as confidential which: (1) is now public knowledge or subsequently becomes such through no breach of this Agreement; (2) is rightfully in University's possession prior to Sponsor's disclosure as shown by written records: (3) is rightfully disclosed to University by a third party; or (4) is independently developed by or for University without reliance upon confidential information received from Sponsor.

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        Sponsor acknowledges that University, as a public educational institution, does not have financial resources to sustain liability for disclosure of confidential information and cannot guarantee confidentiality.

12.     Publication

        University will have the right, at its discretion, to release information or to publish any material resulting from its performance hereunder. University will furnish Sponsor with a copy of any proposed written or oral publication (including manuscripts, abstracts, and oral presentations) at least thirty (30) days prior to submission for publication. Upon written notification by Sponsor, University agrees to delete Sponsor's name and/or any of Sponsor's confidential information and/or to delay publishing such proposed publication for a maximum of an additional forty-five (45) days in order to protect the potential patentability of any invention described therein.

13.     Notice

        Whenever any notice is to be given hereunder, it will be in writing and sent to the following address:

               University:          The Regents of the University of California
                                    Office of Contract and Grant Administration
                                    10920 Wilshire Blvd., Suite 1200
                                    Los Angeles, California 90024-1406

                                    Attention:     Nancy Ingle
                                                   Industry Contract Officer

               Sponsor:             Northwest Biotherapeutics, Inc.
                                    21720 23rd Dr. S.E., Suite 100
                                    Bothell, Washington 98021

                                    Attention:     Alton L. Boynton, Ph.D.

14.     Termination

        Either University or Sponsor may terminate this Agreement by giving thirty (30) days written notice to the other. In the event of such termination, University will cease further obligation of project funds and will take all reasonable steps to cancel and otherwise minimize termination costs. Sponsor will pay University actual direct and indirect costs and noncancellable commitments incurred prior to the date of termination and fair close-out related costs. If the total of such costs is less than the total funds advanced, the balance will be promptly returned to Sponsor.

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15.     Publicity

        Neither party will use the name, trade name, trademark or other designation of the other party in connection with any products, promotion, advertising, press release, or publicity without the prior written permission of the other party.

16.     Indemnification

        University will indemnify, defend and hold harmless Sponsor, its directors, officers, agents, and employees from and against any and all liability, loss, expense (including reasonable attorney's fees), or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorney's fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of University, its trustees, officers, agents or employees.

        Sponsor will indemnify, defend and hold harmless University, its trustees, officers, agents, and employees from and against any and all liability, loss, expense (including reasonable attorney's fees), or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorney's fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of Sponsor, its directors, officers, agents or employees.

17.     Excusable Delay

        University will be excused from performance hereunder if a delay is caused by inclement weather, fire, flood, strike, or other labor dispute, acts of God, acts of governmental officials or agencies, or any other cause beyond the control of University. The excusable delay is allowed for the period of time affected by the delay. If a delay occurs, the parties will revise the performance period or other provisions hereunder as appropriate.

18.     Assignment

        Neither party will assign its rights or duties under this Agreement to another without the prior express written consent of the other party; provided, however, that Sponsor may assign this Agreement to a successor in ownership of all or substantially all its business assets or to its successor in interest upon a merger in which Sponsor is not the surviving entity, in the field to which this Agreement relates. Such successor will expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement. Any other purported assignment will be void.

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19.     Amendments

        This document constitutes the entire agreement between parties, and may be modified or amended only by written agreement signed by both parties.

NORTHWEST BIOTHERAPEUTICS, INC.            THE REGENTS OF THE UNIVERSITY
                                           OF CALIFORNIA

By:                                        By:
   -------------------------------------      ----------------------------------

By:                                        By:
   -------------------------------------      ----------------------------------

Title:                                     Title:
      ----------------------------------         -------------------------------

Date:                                      Date:
     -----------------------------------        --------------------------------


Read and Understood:

PRINCIPAL INVESTIGATOR


By:
   -------------------------------------

By:
   -------------------------------------

Date:
     -----------------------------------


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"Development and Validation of Dendritic Cells Pulsed with Autologous
Glioblastoma Tumor Peptides"

                          EXHIBIT A - STATEMENT OF WORK

        This exhibit defines the nature, scope and content of work to be performed under the direction of Dr. Linda Liau, M.D., Ph.D., as Principal Investigator, working on behalf of the UNIVERSITY (UCLA) and to be delivered to the SPONSOR (NORTHWEST BIOTHERAPEUTICS, INC.) in accordance with the terms of this contract.

1. NATURE OF WORK: The University and Sponsor will jointly develop a research program defined below and also an application for a Phase II Investigational New Drug (IND) application entitled, "AUTOLOGOUS DENDRITIC CELLS PULSED WITH AUTOLOGOUS GLIOBLASTOMA TUMOR PEPTIDES," that will be submitted by the Sponsor to the Federal Drug Administration
        (FDA). This Phase II IND application is specifically intended to support a clinical trial performed by UCLA investigators in conjunction with the Sponsor and may not be used by the Sponsor for any other purpose unless specified and agreed to in writing by both parties.

2. SCOPE OF WORK: The work to be performed by the University falls into 3 categories:

A. Develop and validate a protocol for preparing GMP-quality suspensions of viable glioblastoma cancer cells from patients with glioblastoma, and develop protocol for preparing GMP quality peptides derived from tumor cells. Transfer the technology to Sponsor.
B. Collaborate in the design and writing of sections for the IND application.
C. Perform research relevant to program as defined by University and Sponsor.


3.      CONTENT OF WORK:

A. Develop and validate a protocol for preparing GMP-quality suspensions of viable glioblastoma cancer cells from patients with glioblastoma multiforme and technology developed technology to Sponsor. University investigators will collect cancer specimens from the operating room and evaluate techniques for preparing purified tumor cell suspensions from these clinical samples. The goal will be to develop a GMP-quality process by which tumors recovered at the time of surgery can be placed into a transportation media and delivered to the Sponsor's cell processing facility in the form of a viable cell suspension. In addition, techniques for purifying, characterizing and culturing the tumor cell suspension after its arrival at the Sponsor's facility will be investigated. Techniques for "stripping" peptides from the surface of tumor cells and concentration of these peptides will also be developed. Results from these investigations will be formed into a detailed written protocol that will be delivered to the Sponsor. This protocol will employ GMP-quality reagents, as feasible given their current availability. The average viability, cell yield and purity of the cancer cell suspension as well as quantities of peptides "stripped" from the tumor cell surface will be reported to the Sponsor.

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B.      Design and write sections of the IND protocol. University investigators will, in discussion and collaboration with the Sponsor, develop a Clinical Trial Protocol and sections of a corresponding IND application for a study entitled, "PHASE II TRIAL EVALUATING AUTOLOGOUS DENDRITIC CELLS PULSED WITH AUTOLOGOUS GLIOBLASTOMA PEPTIDES FOR THE ADJUVANT TREATMENT OF MALIGNANT GLIOMA." The following sections will be prepared:

i.      General Investigational Plan

ii.     Investigators Brochure

iii. Detailed Protocol to include an Introduction, Objectives, Study Hypothesis and Endpoints, Treatment Plan, Pretreatment Evaluation, On Study Evaluation, Concomitant Medications, Adverse Events, and Criteria for Disease Evaluation.

iv.     UCLA IRB application conforming to study guidelines.


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UCLA / NORTHWEST BIOTHERAPEUTICS, INC. (AGREEMENT NO. 01082716)
"DEVELOPMENT AND VALIDATION OF DENDRITIC CELLS PULSED WITH AUTOLOGOUS GLIOBLASTOMA TUMOR PEPTIDES"

                            EXHIBIT B - DELIVERABLES

This exhibit defines the deliverables to be provided by Linda Liau, M.D., Ph.D. as Principal Investigator, working on behalf of the UNIVERSITY, to the SPONSOR in accordance with the terms of this contract.

A. Develop and validate a protocol for preparing GMP-quality suspensions of viable glioblastoma cancer cells from patients with glioblastoma multiforme. This deliverable includes identification of reagents and resources for the IND protocol. University investigators will identify and make known to the Sponsor a list of products and manufacturers conforming to FDA-approved good manufacturing practices (GMP) as required to carry out the protocol. University investigators will prepare a detailed written protocol that will be delivered to the Sponsor. This protocol will employ GMP-quality reagents, as feasible given their current availability. The average viability, cell yield and purity of the cancer cell suspension will be reported to the Sponsor. These protocols for pre]2aring materials for clinical trial will be transferred to Sponsor.


B. Design and write sections of the IND protocol. University investigators will, in discussion and collaboration with the Sponsor, deliver the following written sections of a Clinical Trial Protocol and corresponding IND application for a study entitled, "PHASE II TRIAL EVALUATING AUTOLOGOUS DENDRITIC CELLS PULSED WITH AUTOLOGOUS GLIOBLASTOMA PEPTIDES FOR THE ADJUVANT TREATMENT OF MALIGNANT GLIOMA."

               i.     General Investigational Plan

               ii.    Investigators Brochure

               iii. Detailed Protocol to include an Introduction, Objectives, Study Hypothesis and Endpoints, Treatment Plan, Pretreatment Evaluation, On Study Evaluation, Concomitant Medications, Adverse Events, and Criteria for Disease Evaluation.

               iv.    UCLA IRB application conforming to study guidelines

C. Research results from sponsored research agreement. Quarterly reports will be delivered to Sponsor covering activities for the previous three months.


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                          EXHIBIT C - PAYMENT SCHEDULE

One fourth (25% or $19,125) of total direct and indirect costs ($76,500) will be paid to the University within ten (10) days of the signing date of this agreement. One-third of the remaining balance ($19,125) will be paid to the University at quarterly intervals thereafter.




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